UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California	95037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

In a press release issued on November 25, 2008, the Company reported that its Board of Directors has determined that, due to continued downturn in economic conditions, particularly within the recreational vehicle market, the Board of Directors has suspended the payment of future cash dividends in order to preserve the Company’s cash resources. Prior to that action the Company had been paying a quarterly cash dividend in the amount of $0.03 per share. It is not possible, at this time, to determine when or if the payment of cash dividends will be resumed. The foregoing summary is qualified in its entirety by the information contained in the press release, a copy of which is attached as Exhibit 99.1 to, and incorporated into, this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Report, including Exhibit 99.1 attached, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits

     (d) Exhibits.

The following Exhibit is being furnished with this Report:

Exhibit No.	Description of Exhibit
99.1	Press Release issued by the Coast Distribution System, Inc, reporting the suspension of the payment of future cash dividends

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: December 1, 2008	By:	/s/ SANDRA A. KNELL
Sandra A. Knell, Executive Vice President and Chief Financial Officer

S-1

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release issued by the Coast Distribution System, Inc, reporting the suspension of the payment of future cash dividends

E-1